UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 10, 2017

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                   ☐

Item 2.05               Costs Associated with Exit or Disposal Activities.

On October 10, 2017, the Board of Directors of Sigma Designs, Inc. (the “Company”) approved a restructuring plan intended to reduce its operating expenses and accelerate its return to profitability. The restructuring plan will focus on streamlining the Company’s Connected Smart TV Platforms business. The restructuring plan will commence in the second half of October 2017, and is expected to be completed by the end of the fourth quarter of fiscal 2018, ending February 3, 2018. The restructuring plan is currently expected to result in approximately $8 million of cost savings per quarter, starting in fiscal 2019. The primary element of the Company’s restructuring plan is a workforce reduction, and includes other restructuring activities, such as real estate consolidation.

As part of the restructuring plan, the Company expects to reduce its workforce by between 200 and 250 employees by February 3, 2018. The changes to the workforce may vary by country, based on local legal requirements, as appropriate. The Company expects to incur total one-time charges for severance and lease termination of approximately $8 million to $10 million over the third and fourth quarters in the current fiscal year.  The Company expects all other restructuring and restructuring-related charges to be between $5 million to $7 million, which includes estimated asset impairment charges and other costs.

The Company issued a press release on October 11, 2017 with additional details of the restructuring plan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

99.1	Press Release issued by Sigma Designs, Inc. dated October 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2017		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Sigma Designs, Inc. dated as of October 11, 2017.